SCHEDULE 14A INFORMATION

       PROXY STATEMENT PURSUANT TO SECTION 14(A)
       OF THE SECURITIES EXCHANGE ACT OF 1934

  Filed by the Registrant [X]
  Filed by a Party other than the Registrant [ ]

  Check the appropriate box:
  [ ]  Preliminary Proxy Statement
  [ ] Confidential, for use of the Commission Only (as permitted by Rule 14-a-6(e)(2))
  [X]  Definitive Proxy Statement
  [ ]  Definitive Additional Materials
  [ ]  Soliciting Material Pursuant to (s) 240.14a-11(c) or (S) 240.14a.12


       The Vermont Teddy Bear Co., Inc.
       (Name of Registrant as Specified In Its Charter)

       The Vermont Teddy Bear Co., Inc.
       (Name of Person(s) Filing Proxy Statement)

  Payment of Filing Fee (check the appropriate box):

  [x]  No fee required

  [  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
  0-11.

       (1) Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:

  [  ]  Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

       (1)  Amount Previously Paid:  N/A

       (2)  Form, Schedule or Registration Statement No.:  ______
  Schedule 14A, File
  No.:  ______

       (3)  Filing Party:

       (4)  Date Filed:

       The Vermont Teddy Bear Co., Inc.


       Notice of 1998 Annual Meeting of Shareholders

       and

       Proxy Statement

  The Vermont Teddy Bear Co., Inc.
  Notice of Annual Meeting of Stockholders

       The Annual Meeting of the Stockholders of The Vermont Teddy Bear Co., Inc. will be held at 10:00 a.m. EST on Thursday, January 7, 1999, at the Company's retail/manufacturing facility, 6655 Shelburne Road, Route Seven, Shelburne, Vermont, for the following purposes:

       1. To elect six (6) individuals to the Company's Board of Directors for the ensuing year.

       2. To ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the 1999 fiscal year.

       3. To transact such other business that may properly come before the meeting or adjournment thereof.

                           BY ORDER OF THE BOARD OF DIRECTORS


                           Spencer C. Putnam, Secretary
                           Shelburne, Vermont
                           October 27, 1998

  The Vermont Teddy Bear Co., Inc.
  6655 Shelburne Road
  Post Office Box 965
  Shelburne, Vermont 05482

  October 27, 1998
  Proxy Statement
  Annual Meeting of Stockholders
  To Be Held January 7, 1999

       This proxy statement is furnished to the stockholders of The Vermont Teddy Bear Co., Inc. (the "Company"), a New York corporation, in connection with the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on Thursday, January 7, 1999, at the Company's retail/manufacturing facility located at 6655 Shelburne Road, Route Seven, Shelburne, Vermont.

       The enclosed proxy card is furnished by the Company. This proxy is being solicited by the Company's Board of Directors for use at the Annual Meeting or at any adjournment thereof. A proxy duly executed and returned by a stockholder will be voted as directed by the proxy, and, if no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors contained herein. As to other matters, if any, to be voted upon, the persons named in the proxy will take such action as the Board of Directors may deem advisable.

       All expenses of soliciting proxies are being borne by the Company. It is expected that solicitations will be made primarily by mail, but regular employees or representatives of the Company may also solicit proxies by telephone or other communication methods and arrange for nominees, custodians and fiduciaries to forward proxies and proxy material to their principals at the Company's expense.

       A proxy may be revoked at any time before it is exercised by notifying the Company's Secretary in writing at the address set forth above or by attending the Annual Meeting and voting the shares covered by the proxy in person.

       It is expected that this Proxy Statement will be mailed on or about November 27, 1998, to stockholders of record on November 20, 1998.

  Voting Securities and Principal Holders Thereof

       The Board of Directors has fixed the close of business on November 20, 1998, as the record date for the determination of Stockholders entitled to receive notice of and to vote at the Annual Meeting. Each share of the Company's Common Stock outstanding on the record date is entitled to one vote.

       The following table presents information, as of October 26, 1998, about all classes of the Company's stock owned by the directors and executive officers of the Company, as well as those persons known by the Company to own beneficially more than five percent of the shares of the Company's Common Stock outstanding:

                                      Number of Percentage
  Name and Address         Title of   Shares    of Class
  of Beneficial Owner      Class      Owned     Outstanding

  Jason Bacon              Common     5,500(1)     0.1
  RR #1, Box 78            Pfd. B     9,314(2)     4.5
     New Haven, VT 05472

  R. Patrick Burns         Common    17,625(3)     0.3
     c/o The Vermont Teddy Bear Co., Inc.
     6655 Shelburne Road, P.O. Box 965
     Shelburne, VT 05482









  Robert D. Delsandro, Jr. Common         -(4)        -
     c/o The Vermont Teddy Bear Co., Inc.
     6655 Shelburne Road, P.O. Box 965
     Shelburne, VT 05482

  Fred Marks               Common   600,500(5)     11.6
     c/o The Vermont Teddy Bear Co., Inc.
     6655 Shelburne Road, P.O. Box 965
     Shelburne, VT 05482

  Joan H. Martin           Common 1,840,975(6)     35.6
     34 Woodbury Hill      Pfd. A        90       100.0
     Woodbury, CT  06798

  Margaret H. Martin       Common   266,500         5.1
     500 Lovell Avenue
     Mill Valley, CA  94941

  Spencer C. Putnam        Common    91,000(7)      1.8
     c/o The Vermont Teddy Bear Co., Inc.
     6655 Shelburne Road, P.O. Box 965
     Shelburne, VT 05482

  Elisabeth B. Robert      Common    11,700(8)      0.2
     c/o The Vermont Teddy Bear Co., Inc.
     6655 Shelburne Road, P.O. Box 965
     Shelburne, VT 05482


  Directors and Officers   Common 2,572,600        49.6
  as a group               Pfd. A        90       100.0
                           Pfd. B     9,314         4.5


  (1)This figure includes 500 shares held of record by Mr. Bacon's wife, as to which beneficial ownership is disclaimed. This figure does not include a Warrant for the Purchase of 22,670 shares of the Company's Common Stock. The figure does not include options granted under the Company's Non-Employee Director Stock Option Plan to Mr. Bacon to purchase 7,000 shares of the Company's Common Stock, which have fully vested.

  (2)Mr. Bacon's 9,314 shares of Series B Preferred Stock are convertible into 25,000 shares of the Company's Common Stock.

  (3)This figure includes 5,975 shares held of record by Mr. Burns' wife, as to which beneficial ownership is disclaimed. This figure does not include options granted under the Company's Incentive Stock Option Plan to Mr. Burns to purchase 900,000 shares of the Company's Common Stock, of which 562,500 shares have vested. The remaining 337,500 shares will not vest, as Mr. Burns is no longer an employee of the Company.
  (4)This figure does not include options granted under the Company's Incentive Stock Option Plan to Mr. Delsandro to purchase 40,000 shares of the
  Company's Common Stock, of which 1,250 shares have vested.

  (5)This figure includes 500 shares held of record by Mr. Marks' wife, as to which beneficial ownership is disclaimed.

  (6) This figure includes 1,120,000 shares held of record by the Joan Hixon Martin Trust. This figure also includes 720,975 shares acquired on the foreclosure of a stock pledge securing an $800,000 loan by Ms. Martin to Mr. John N. Sortino. This figure does not include 118,995 shares of the Company's Common Stock held of record by Ms. Martin's son, Franc Sloan, and 266,500 shares of the Company's Common Stock held of record by Ms. Martin's daughter, Margaret H. Martin. Ms. Martin disclaims beneficial ownership of shares owned by Mr. Franc Sloan and Ms. Margaret H. Martin. This figure does not a Warrant for the Purchase of 51,841 shares of the Company's Common Stock, which has fully vested.

  (7)This figure includes 10,000 shares held of record by Mr. Putnam's children. This figure also includes 2,500 shares held of record by Mr.

  Putnam's wife, as to which beneficial ownership is disclaimed. This figure does not include options granted under the Company's Incentive Stock Option Plan to Mr. Putnam to purchase 62,832 shares of the Company's Common Stock, of which 32,832 shares have vested.

  (8)This figure includes 2,000 shares held of record by Ms. Robert's minor children. This figure does not include options granted under the Company's Incentive Stock Option Plan to Ms. Robert to purchase 405,510 shares of the Company's Common Stock, of which 174,260 shares have vested.

       As of June 30, 1998, the Directors and Executive Officers of the Company were as follows:


       Name                     Age  Office
       Jason Bacon               64  Director
       Robert D. Delsandro, Jr.  39  Vice President
       R. Patrick Burns          54  Director
       Joan H. Martin            74  Director
       Fred Marks                70  Director and Chairman of
                                     the Board
       Spencer C. Putnam         52  Director, Vice President,
                                     and Secretary
       Elisabeth B. Robert       43  Director, President,
                                     Treasurer, Chief
                                     Executive Officer and
                                     Chief Financial Officer

       On January 28, 1998, David W. Garrett submitted a letter of resignation to the Board of Directors of the Company, which was accepted by the Board. Mr. Garrett's resignation was for personal business reasons.

       All of the Company's directors hold office until the 1998 Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of Directors has an Audit Committee, on which Mr. Bacon, Mr. Marks, and Ms. Martin serve; an Executive Committee, on which all directors serve; and an Option Committee, on which Mr. Bacon and Ms. Martin serve.


  Meetings of the Board of Directors and Its Committees

       The Board of Directors held eight meetings during the fiscal year ended June 30, 1998, and took all other action by unanimous consent in lieu of actual meetings. During the fiscal year ended June 30, 1998, there were four meetings of the Option Committee and one meeting of the Audit Committee. During the fiscal year ended June 30, 1997, all directors attended at least 75% of the meetings of the Board of Directors and the meetings held by Committees of the Board on which they served.

  Compensation of Directors and Executive Officers

       At the 1996 Annual Meeting of Stockholders, an amendment to the Bylaws authorizing the Company to compensate members of its Board of Directors was approved. Also at the 1996 Annual Meeting of Stockholders, the Non-Employee Directors Stock Option Plan (the "Plan") was approved by stockholders. Pursuant to the Plan, each participating director receives an option to purchase 2,000 shares of the Common
  Stock of the Company as an annual retainer. In addition to the annual retainer options, each participating director receives an option to purchase up to 1,500 shares of Common Stock per quarter for actual attendance at each regular or special meeting of the Board of Directors. The Chairman of the Board of Directors also receives compensation of $5,000 per calendar quarter, and all outside Directors are also reimbursed up to $1,000 per meeting for their expenses of attendance.


  Summary Compensation Table

                                   Other  Under-      Other
  Name and         Fiscal         Annual   lying      Compen-
  Principal         Year  Salary   Comp.  Options     sation


  Elisabeth Robert, 1998 $109,770 $ 5,524 100,000    $  5,000(2)
  Chief Executive   1997 $ 98,077 $ 5,600 305,510(1) $      -
  Officer and Chief 1996 $ 65,713 $ 3,267  80,510    $      -
  Financial Officer

  R. Patrick Burns, 1998 $ 56,250 $23,220       -    $ 81,818(3)
  Chief Executive   1997 $183,894 $26,513 900,000(1) $100,000(4)
  Officer           1996 $      - $23,790 450,000    $      -

  (1) Figures for 1997 reflect re-pricing of stock options granted in 1996 as well as new issuances in 1997.
  (2) Includes cash compensation in lieu of stock options granted as part of Ms. Robert's and Mr. Burns' employment agreements with the Company.
  (3) Includes forgiveness of amounts due to the Company from Mr. Burns and amounts paid to Mr. Burns under his consulting contract with the Company.
  (4) Includes forgiveness of amounts due to the Company from Mr. Burns.


       As of December 3, 1997, the Company and Ms. Robert signed an agreement providing for her employment as Chief Executive Officer of the Company for a term ending October 23, 1998. Ms. Robert's existing agreement, dated July 1, 1996, related to her positions as Treasurer and Chief Financial Officer of the Company, remains in effect, and her salary and benefits for both positions of Chief Executive Officer and Chief Financial Officer are as described in her existing July 1, 1996 employment agreement, except for the following additional benefits: i) A bonus for each fiscal year during the term, equal to three percent of the Company's pre-tax profit, so long as the Company's pre-tax profit exceeds $100,000; and ii) options to purchase 100,000 shares of the Company's Common Stock. As of June 1, 1998, the
  Company and Ms. Robert agreed to a technical amendment to her employment agreement, which fixed the exercise price of her stock options to $1.25 per share.

       On October 10, 1997, R. Patrick Burns resigned as President, thus terminating his employment agreement with the Company, and entered into a consulting agreement with the Company, which began on November 1, 1997 and continues through October 31, 1999. In accordance with this agreement, the Company pays fees of $75,000 per year to Mr. Burns, payable monthly, and forgave amounts due the Company from Mr. Burns totaling $116,818.

       On June 3, 1997, the Company offered to re-price employee stock options by granting new options with an exercise price of $1.00 per share (the fair market value of the Company's Common Stock on that date) in exchange for the surrender of all outstanding qualified employee incentive stock options at that date. Mr. Burns and Ms. Robert participated in this re-pricing. The original exercise price for Mr. Burns' options was $2.875 per share, and the original exercise price for Ms. Robert's options were between $2.75 and $2.875 per share.

       As of July 1, 1996, the Company and Ms. Robert signed an agreement providing for her continued employment as the Senior Vice President, Treasurer, and Chief Financial Officer of the Company for a term of five years ending June 30, 2001. Under this agreement, Ms. Robert is entitled to receive: i) a base salary of $100,000, $110,000 and $120,000 per year in fiscal years 1997, 1998, and 1999, respectively; ii) reimbursement for necessary and reasonable expenses incurred by her in the performance of her duties as Chief Financial Officer; iii) an annual cash bonus for fiscal year 1997 of 3% of the amount by which the Company's operating profit exceeds $500,000, plus a non-qualified stock option to purchase 5,000 shares of the Company's Common Stock, at an exercise price of $0.01 per share (which Ms. Robert refused and was never issued), and an annual cash bonus for fiscal years 1998, 1999, 2000, and 2001 of 3% of the amount by which the Company's operating profit exceeds $1,333,000, $2,167,000, $2,000,000, and
  $2,500,000, respectively; iv) options to purchase an additional 225,000 shares of the Company's Common Stock at a price of $2.875 per share, being equal to the market value on the dates of grant, vesting at 25 percent per annum beginning July 1, 1997; v) any benefits generally available to the officers of the Company from time to time, including, without limitation, life insurance and medical benefits; and vi) a company car of Ms. Robert's choice. The agreement prohibits Ms. Robert from directly or indirectly competing with the business of the Company during the course of her employment and for a period of eighteen months thereafter.


  Stock Options

       The following table sets forth the options granted to Mr. Burns and Ms. Robert during the fiscal year ended June 30, 1998:

  Option Grants in Last Fiscal Year


  Name



  Number of
  Securities
  Underlying
  Options
  Granted

  Percent of
  Total
  Options
  Granted to
  Employees
  in Fiscal
  Year



  Exercise
  or Base
  Price
  ($ per
  Share)






  Expiration
  Date(s)
  R. Patrick Burns

        -
     -
      -
           -

  Elisabeth B.
  Robert
  100,000
  54.8
  $1.25
  11/14/2007


   Interests in Certain Transactions

       On October 10, 1997, R. Patrick Burns resigned as President, thus terminating his employment agreement with the Company, and entered into a consulting agreement with the Company, which began on November 1, 1997 and continues through October 31, 1999. In accordance with this agreement, the Company pays fees of $75,000 per year to Mr. Burns, payable monthly, and forgave amounts due the Company from Mr. Burns totaling $116,818.

       On December 31, 1996, the Company entered into a consulting agreement with Venture Management Group, Inc. Fred Marks, Chairman of the Company's Board of Directors, is President of Venture Management Group, Inc. The terms of this agreement commenced on January 1, 1997 and will terminate on December 31, 2006, unless earlier terminated in accordance with this agreement. In consideration of the consulting services to be provided, the Company will pay fees of $65,000 per year, payable monthly, plus expenses and disbursements reasonably incurred in the performance of services under the agreement. In the event that the Company defaults in its obligations under this agreement, or if a change in control of the Company occurs during the term of the agreement, Venture Management Group, Inc. may, at its sole option, declare the entire compensation under this contract to be immediately due and payable.


  Delinquent Filings

       Under federal securities laws, the Company's directors, certain of its officers and any persons holding more than 10% of the Company's Common Stock are required to report their ownership thereof and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure to file by these dates during the fiscal year ended June 30, 1998. To the knowledge of the Company, all of these filing requirements have been satisfied by the Company's directors, officers, and its 10% shareholders, except as follows: 1) R. Patrick Burns was required to file a Form 4 on January 10, 1998, with respect to the following sales: (a) 3,200 shares on December 2, 1997; (b) 4,200 shares on December 3, 1997; and (c) 3,000 shares on December 15, 1997; (2) R. Patrick Burns was required to file a Form 4 on April 10, 1998, with respect to the following sales: (a) 12,500 shares on March 6, 1998; and (b) 4,175 shares on March 9, 1998; (3) Spencer C. Putnam was required to file a Form 4 on October 10, 1997, with respect to the following sales: (a) 500 shares on September 4, 1997; (b) 500 shares on September 9, 1997; and (c) 500 shares on September 16, 1997;
  (4) Spencer C. Putnam was required to file a Form 4 on November 10, 1997, with respect to the following sales: (a) 500 shares on October 3, 1997; (b) 500 shares on October 13, 1997; (c) 500 shares on October 23, 1997; and (d) 500 shares on October 31, 1997; (5) Spencer C. Putnam was required to file a Form 4 on December 10, 1997, with respect to the following sales: (a) 500 shares on November 10, 1997; and (b) 500 shares on November 21, 1997; (6) Spencer C. Putnam was required to file a Form 4 on January 10, 1998, with respect to the following sales: (a) 500 shares on December 15, 1997; and (b) 500 shares on December 30, 1997;
  (7) Spencer C. Putnam was required to file a Form 4 on February 10, 1998, with respect to the sale of 500 shares on January 23, 1998; (8) Spencer C. Putnam was required to file a Form 4 on March 10, 1998, with respect to the following sales: (a) 500 shares on February 12, 1998; and
  (b) 500 shares on February 27, 1998; (9) Spencer C. Putnam was required to file a Form 4 on April 10, 1998, with respect to the sale of 500 shares on March
  25, 1998; (10) Spencer C. Putnam was required to file a Form 4 on May 10, 1998, with respect to the following sales: (a) 500 shares on April 13, 1998; and (b) 500 shares on April 29, 1998.

       All of these transactions were subsequently filed on a Form 5.



  ITEM 1.  Proposal to Elect Directors

       Pursuant to the Company's Bylaws, the Board of Directors is authorized to establish, from time to time, the number of directors, with a maximum of nine directors, and has established a Board of six (6) Directors to be elected at the 1998 Annual Meeting for terms of one year each and until their successors are elected and qualified.

       It is the intention of the persons named in the accompanying form of proxy to vote for the nominees named below. In the event that, because of death or unforeseen disability, any of the nominees designated below is unavailable for election, the persons named in the accompanying form of proxy reserve the right to vote such proxy for such other person or persons as may be nominated by the Board of Directors to fill such vacancies so as to provide a full board.

       Election of directors requires a plurality vote. The six (6) nominees for directors are listed below with brief statements of their principal occupations and other pertinent information. As indicated below, all of the nominees are currently serving on the Company's Board of Directors. Also indicated below is the number of shares of the Company's various classes of stock owned beneficially by each of the nominees as of October 26, 1998.

       Director Nominees

       Jason Bacon became a director of the Company in 1997. Mr. Bacon is presently a consultant to non-profit organizations and a private investor, focusing on real estate and securities with international perspective. Before that, Mr. Bacon served as a Managing Director at Kidder, Peabody & Company, where he developed institutional equity sales and a related trading and advisory business. Shares owned: 5,500 Common (0.1%); 9,314 Preferred "B" (4.5%)

       R. Patrick Burns joined the Company as its Chief Executive Officer in August 1995. He was appointed a director of the Company on August 30, 1995. On October 10, 1997, Mr. Burns stepped down from his position as President and Chief Executive Officer of the Company. Before joining the Company, Mr. Burns was the Chief Executive Officer of Disney Direct Marketing, a division of The Walt Disney Company. Prior to holding that position, Mr. Burns also served as Senior Vice-President and General Manager at J. Crew, Inc. and as Vice-President of Merchandising and Product Development at L.L. Bean, Inc. Shares owned: 17,625 Common (0.3%)

       Fred Marks became a director of the Company in 1987 and has served as its Chairman of the Board since 1989. Mr. Marks is also Chairman of the Board of two other privately held companies: Selectech, Ltd., a manufacturer of remote controls for computers and televisions; and Contaq Technologies, a manufacturer of ultra-sonic instruments. He devotes only a part of his time to the business of the Company.
  Shares owned: 600,500 Common (11.6%)

       Joan H. Martin is a private investor, who has been a director of the Company since 1991. Ms. Martin has no business experience during the past six years apart from managing her own private investment portfolio. Shares owned: 1,840,975 Common (35.6%); 90 Preferred "A" (100.0%)

       Spencer C. Putnam joined the Company as its Vice President in June, 1987. He has been a director and Secretary of its Board since 1989. Before joining the Company, Mr. Putnam was the Director of the Cooperative Education Program at the University of Vermont from 1980 to 1987. Shares owned: 91,000 Common (1.8%)

       Elisabeth B. Robert joined the Company as its Chief Financial Officer in September 1995, and was appointed a director of the Company on January 22, 1996, and Treasurer of the Company on April 22, 1996. On October 10, 1997, the Board of Directors appointed Ms. Robert to the office of President and Chief Executive Officer of the Company. Before joining the Company, Ms. Robert was the Chief Financial Officer, Executive Vice-President, and Founding Partner of AirMouse Remote Controls, a manufacturing firm specializing in remote control devices. Prior to holding that position, Ms. Robert was an independent management consultant, as well as Director of Gas Supply for Vermont Gas Systems, Inc. Shares owned: 11,700 Common (0.2%)

       Voting Information

       The Board of Directors recommends a vote FOR approval of the nominees named above to serve as directors of the Company for the ensuing year and until their successors are elected and qualified. The affirmative vote of a plurality of the shares of the Company's Common Stock entitled to vote at the Annual Meeting of Shareholders is required for the election of directors. Appointed proxies will vote shares FOR election of all the directors enumerated above unless instructed otherwise in the proxy. Abstentions and broker non-votes will have the same effect as votes against election.


  ITEM 2:  Proposal to Select Independent Public Accountants

       During fiscal year 1998, Arthur Andersen LLP audited the Company's financial statements and also provided other professional services to the Company in connection with Securities and Exchange Commission filings. The report of Arthur Andersen LLP regarding the Company's financial statements for the year ending June 30, 1998, appears in the Company's 1998 Annual Report on Form 10-KSB. In accordance with the recommendation of its Audit Committee, the Board of Directors has appointed Arthur Andersen LLP as independent public accountants of the Company for the year ending June 30, 1999, subject to ratification by Stockholders at the Annual Meeting. Stockholder ratification of Arthur Andersen LLP as independent public accountants of the Company requires a majority vote.

       A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Stockholders on January 7, 1999, and shall have the opportunity to make a statement, if the representative desires to do so, and is expected to be available to respond to appropriate questions.

       Voting Information

       The Board of Directors recommends a vote FOR approval of ratifying the selection of Arthur Andersen LLP as independent public accountants for the fiscal year ending June 30, 1999. The affirmative vote of a majority of the shares of the Company's Common Stock entitled to vote at the Annual Meeting of Shareholders is required for the ratification of the selection of Arthur Andersen LLP as independent public accountants. Appointed proxies will vote shares FOR election of all the directors enumerated above unless instructed otherwise in the proxy. Abstentions and broker non-votes will have the same effect as votes against election.


  ITEM 3.  Other Business

       The Company's Board of Directors knows of no other matters which may come before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the proxies relating to such meeting will be voted with respect thereto in accordance with the best judgment of the Board.

       Any stockholder proposal intended for presentation at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal offices in Shelburne, Vermont, by July 30, 1999, for inclusion in the Company's Proxy Statement and form of proxy relating to the 1999 Annual Meeting.

  October 27, 1998         The Vermont Teddy Bear Co., Inc.

  PROXY
  THE VERMONT TEDDY BEAR CO., INC
  Proxy for the Annual Meeting of Shareholders on January 7, 1999

  THIS PROXY IS SUBMITTED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned appoints Fred Marks, Spencer C. Putnam, and Elisabeth B. Robert, and each of them, as Proxies, each with power to appoint his/her substitute, and hereby authorize any of them to represent and to vote, as designated below, all shares of Common Stock of The Vermont
  Teddy Bear Co., Inc. held of record by the undersigned on November 20, 1998, at the Annual Meeting of Shareholders to be held at 10:00am EST on January 8, 1999 at the corporate headquarters of The Vermont Teddy Bear Co., Inc., 6655 Shelburne Road, Shelburne, Vermont, or any adjournment thereof.

  [X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

  1. ELECTION OF DIRECTORS
  (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

  Jason Bacon, R. Patrick Burns, Fred Marks, Joan H. Martin, Spencer C.
  Putnam,
  Elisabeth B. Robert

  [   ] FOR all nominees listed above
  [   ] WITHHOLD AUTHORITY to vote for all the nominees listed above

  2. RATIFICATION OF SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S
  INDEPENDENT
  PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 1999.

  [   ] FOR      [   ] AGAINST            [   ] ABSTAIN

  3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

  This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. IF NO DISCRETION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.
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                 Dated: ______________________________, 199_

                 ___________________________________________
                                Signature

                 ___________________________________________
                                Signature, if held jointly

                 NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.